Exhibit 10.19b

GREEN PLAINS RENEWABLE ENERGY, INC.

NON-STATUTORY STOCK OPTION AGREEMENT

UNDER THE 2009 EQUITY INCENTIVE PLAN

THIS AGREEMENT is made as of [Date] between Green Plains Renewable Energy, Inc., an Iowa corporation (the "Company"), and [Employee] (the "Optionee").

THE PARTIES AGREE AS FOLLOWS:

1.

Option Grant. The Company hereby grants to the Optionee an option (the "Option") to purchase the number of shares of the Company's common stock (the "Shares"), for an exercise price per share (the "Option Price") and based upon a Grant Date, all as set forth below:

Shares under option:

_______

Option Price per Share:

$______ (Closing price on Grant Date as defined below))

Grant Date:

_________________

The Option will be subject to all of the terms and conditions set forth herein and in the Company's 2009 Equity Incentive Plan (the "Option Plan"), a copy of which has been provided to Optionee and is incorporated by reference. Capitalized terms not otherwise defined herein, shall have the meaning set forth in the Option Plan.  The Option granted hereunder will not be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.

Installment Exercises. Subject to such further limitations as are provided herein, the Option shall become exercisable in four installments, the Optionee having the right hereunder to purchase from the Company the following number of Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

Number of Shares	When Exercisable
Grant Date
First Anniversary of Grant Date
Second Anniversary of Grant Date
Third Anniversary of Grant Date

In the event of a Change in Control, as defined in the Option Plan, the terms of the Option Plan under "Change in Control" shall apply. In addition, in the event of a termination of Optionee’s employment by the Company without Cause (as defined in the Option Plan), the Option will be deemed to have vested through the next annual anniversary of the Grant Date.

Payment of the Option Price shall be due immediately upon exercise of the Option and shall be payable in one or more of the following forms that the Company may deem appropriate in each individual instance:

a.

cash or check made payable to the Company;

b.

shares of the Company’s common stock valued at Fair Market Value as of the exercise date and held for the period (if any) necessary to avoid any additional charges to the Company’s earnings for financial reporting purposes; or

c.

through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions to (i) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (ii) the Company to deliver the certificates for the purchased shares directly to such brokerage firm to complete the sale.

NOTE: Methods (b) and (c) may not be available for officers subject to Section 16 restrictions of applicable securities laws and applicable securities law reporting will be required for such transactions.

Except to the extent of the sale and remittance procedure described in Methods (b) and (c) above, payment of the Option Price for the purchased shares must be made on the date(s) the Option is exercised.

3.

Shareholder Rights. No rights or privileges of a shareholder in the Company are conferred by reason of the granting of the Option. Optionee will not become a shareholder in the Company with respect to the Shares unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

4.

Termination. Subject to earlier termination as provided in the Option Plan, this Option will expire, unless previously exercised in full, on the tenth anniversary of the Grant Date.   Notwithstanding the foregoing, to the extent not previously exercised, the Option will terminate, if earlier:  (i) immediately if the Optionee is terminated for Cause (as defined in the Option Plan); or (ii) twelve (12) months after the date that the Optionee ceases to be an Employee by reason other than termination for Cause.

5.

Terms of the Option Plan. The Optionee understands that the Option Plan includes important terms and conditions that apply to this Option. Those terms include (without limitation): important conditions to the right of the Optionee to exercise the Option; important restrictions on the ability of the Optionee to transfer the Option or to transfer Shares received upon exercise of the Option. The Optionee acknowledges that he or she has read the Option Plan, agrees to be bound by its terms, and makes each of the representations required to be made by the Optionee under it.

6.

Miscellaneous. Neither the adoption of the Option Plan nor the grant of the Option (a) shall confer upon the Optionee any right to continue as a director or employee of, or consultant or advisor to, the Company or (b) shall affect in any way the right of the Company to terminate the employment or other service of the Optionee at any time. This Agreement (together with the Option Plan) sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior agreements, negotiations and understandings. This Agreement will be governed by the substantive law of the State of Iowa, and may be executed in counterparts. The parties hereby have entered into this Agreement as of the date set forth above.

GREEN PLAINS RENEWABLE ENERGY, INC.

By:  _________________________________________

Title: CEO

"OPTIONEE"

By: _________________________________________

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